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                         IN THE UNITED STATES DISTRICT COURT
                          FOR THE MIDDLE DISTRICT OF FLORIDA
                                    TAMPA DIVISION

NUMED HOME HEALTH        )
CARE, INC.,              )
                         )    CASE NO. 98-2354-CIV-T-17F
          PLAINTIFF,     )
                         )    (DISPOSITIVE MOTION)
     V.                  )
                         )
TURKEY VULTURE FUND      )
XIII, LTD.,              )
                         )
          DEFENDANT.     )
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                    DEFENDANT TURKEY VULTURE FUND XIII, LTD.'S
                            MOTION FOR SUMMARY JUDGMENT

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     Under the authority of Fed. R. Civ. P. 56 and Middle District of Florida
Local Rule 3.01, Defendant Turkey Vulture Fund XIII, Ltd. moves for summary judgment on the entirety of Plaintiff's claims.

     As set forth in the accompanying memorandum, events occurring since the filing of the Complaint obviate any relief to which Plaintiff NuMed Home Health Care, Inc. may have been entitled. Turkey Vulture cured any alleged deficiencies in its Schedule 13D by filing Amendment No. 3 on November 24, 1998. As a matter of law, this constitutes the sole relief to which NuMed is entitled in this lawsuit under



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Section 13(d) of the Securities and Exchange Act of 1934, 15 U.S.C. Section
78m(d). In addition, NuMed has secured for itself the "cooling-off" period it seeks by postponing the upcoming stockholders' meeting from December 28, 1998 to January 28, 1999.

     Under the circumstances, NuMed no longer has any viable cause of action and its Complaint should be dismissed, with prejudice.

                         Respectfully submitted,

                         /s/ Ernest J. Marquart
                         ---------------------------------------------
                         C. Philip Campbell, Jr. (Fla. Bar No. 160973) Ernest J. Marquart (Fla. Bar No. 905860)
                         SHUMAKER, LOOP & KENDRICK, LLP
                         Suite 2800
                         101 East Kennedy Boulevard
                         Tampa, Florida 33602
                         (813) 229-7600
                         (813) 229-1660 (Fax)

                         Joshua R. Cohen (Ohio St. Bar Reg. 32368)
                         James B. Rosenthal (Ohio St. Bar Reg. 62872)
                         KOHRMAN JACKSON & KRANTZ P.L.L.
                         1375 East Ninth Street
                         20th Floor
                         Cleveland, Ohio 44114
                         (216) 696-8700
                         (216) 621-6536 (Fax)

                         Attorneys for Defendant Turkey Vulture
                            Fund XIII, Ltd.

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